Filed pursuant to Rule 424(b)(5)

Registration No. 333-279035

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2024)

INTERACTIVE STRENGTH INC.

5,681,820 Shares of Common Stock

We are offering 5,681,820 shares of our common stock, par value $0.0001per share (the “Common Stock”), directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price per share is $0.176.

In a concurrent private placement, we are also selling to the investors private placement warrants to purchase up to 5,681,820 shares of Common Stock at an exercise price of $0.176 per share. The private placement warrants and the shares of Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The private placement warrants (the “Warrants”) are exercisable following the effective date of stockholder approval (the “Stockholder Approval Date”) of the issuance of the shares of Common Stock underlying the Warrants and will expire five and one-half years from the Stockholder Approval Date.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “TRNR.” On May 17, 2024, the closing sale price of the Common Stock on the Nasdaq Capital Market was $0.2011 per share.

As of May 20, 2024, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float calculated for purposes of General Instruction I.B.6 of Form S-3, was approximately $5,186,021, based on 19,855,863 shares of outstanding Common Stock as of May 20, 2024, of which 4,040,001 shares were held by affiliates, and a price of $0.3279 per share, which was the price at which our Common Stock was last sold on the Nasdaq Capital Market on March 22, 2024.

Although on May 17, 2024 we filed a prospectus supplement relating to the sale of shares of Common Stock having an aggregate offering price of up to $2,098,000 from time to time through H.C. Wainwright & Co., LLC, acting as sales agent, pursuant to an At The Market Offering Agreement dated May 17, 2024 (the “Sales Agreement”), we have not sold any securities pursuant to the Sales Agreement or otherwise pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering). We will not make any sales pursuant to the Sales Agreement unless and until a new prospectus supplement is filed.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million..

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-12 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering and to use its “reasonable best efforts” to place the shares of Common Stock offered by this prospectus supplement and accompanying prospectus. The Placement Agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities. There is no arrangement for funds to be received in escrow, trust or similar arrangement with respect to the shares offered hereby. There is no minimum offering requirement. We have agreed to pay the Placement Agent the fees set forth in the table below.

	Per Share	Total
Offering Price	$0.176	$1,000,000.32
Placement Agent Fees(1)	$0.0132	$75,000.02
Proceeds, before expenses, to us	$0.1628	$925,000.30

(1)

represents a cash fee of 7.5% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering $30,000 for non-accountable expenses and $15,950 for clearing fees. We have also agreed to issue to the placement agent, or its designees, unregistered warrants to purchase a number of shares of Common Stock equal to 7.5% of the aggregate number of shares of Common Stock sold in this offering (or warrants to purchase up to 426,137 shares of Common Stock). See “Plan of Distribution” for additional disclosure regarding Placement Agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about May 22, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 20, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement relates to the offering of our securities. Before purchasing any securities, you should carefully read both this prospectus supplement, together with the accompanying prospectus, and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Placement Agent has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Placement Agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of securities covered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information; Incorporation by Reference.”

When we refer to “Interactive Strength,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Interactive Strength, Inc. and its wholly owned operating subsidiaries, Interactive Strength, Limited (UK) and Interactive Strength, Inc. (Taiwan), unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://interactivestrength.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and any accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•
Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 1, 2024 and April 26, 2024, respectively;
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Our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 20, 2024.
•
Our Definitive Proxy Statement on Form DEF 14A, filed with the SEC on May 10, 2024;
•
Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 8, 2024, January 23, 2024 (only with respect to Item 1.01), February 1, 2024, February 7, 2024, February 16, 2024, February 26, 2024, April 4, 2024, April 18, 2024, April 26, 2024, and April 30, 2024 (in each case, except for information contained therein which is furnished rather than filed); and
•
The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 2, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

1005 Congress Avenue, Suite 925

Austin, TX 78701

Telephone: (512) 885-0035

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and any accompanying prospectus.

THE COMPANY

Business Overview

Interactive Strength Inc. is the parent company of two leading brands serving the commercial and at-home markets with specialty fitness equipment and virtual training: CLMBR and FORME. CLMBR manufactures vertical climbing equipment and provides a unique digital and on-demand training platform. FORME is a hardware manufacturer and digital fitness service provider that combines award-winning smart gyms with live 1:1 personal training (from real humans) to deliver an immersive experience. The combination of technology with expert training leads to better outcomes for both consumers and trainers alike. CLMBR and FORME offer unique fitness solutions for both the commercial and at-home markets.

Key milestones in our growth history include:

•
May 2017 – Interactive Strength Inc. founded
•
July 2021 – Commenced commercial delivery of FORME Studio (fitness mirror), our first connected fitness hardware product
•
July 2022 – Live 1:1 personal training service launched
•
August 2022 – Commenced commercial delivery of FORME Studio Lift (fitness mirror and cable-based digital resistance)
•
April 2023 – Interactive Strength went public on NASDAQ with ticker TRNR
•
February 2024 – Acquired substantially all of the assets of CLMBR, Inc.

Our revenue is primarily generated from the sale of our connected fitness hardware products and associated recurring membership revenue. As we launched our first connected fitness hardware product in July 2021, we began generating revenue from sales of our products starting in the second half of 2021.

During the three months ended March 31, 2024 and 2023, we generated total revenue of $0.3 million and $0.2 million, respectively, and incurred net losses of $11.4 million and $16.0 million, respectively. As we generated recurring net losses and negative operating cash flow during the research and development stage of the Forme Studio and Forme Studio Lift products, we have funded our operations primarily with gross proceeds from the sales of our redeemable convertible preferred stock, the sale of our SAFE notes, the issuance of convertible notes, and the issuance of shares of Common Stock.

Business Model and Growth Strategy

Acquire complementary businesses that generate attractive synergies

We acquired CLMBR in February 2024 and believe that there are other compelling businesses to be acquired. We expect that we will be able to acquire revenue-generating businesses, which would generate higher earnings and cashflow through synergies with our existing business. Our team has significant experience in M&A and we are one of the few companies in our industry with a public currency, which we believe makes us an attractive acquiror.

Leverage well established equipment distributors to scale in commercial channels

We have high value partnerships with distributors, including Woodway, to sell CLMBR and FORME products into a variety of commercial environments. These relationships allow us to leverage the sales knowledge, relationships and specialization of third parties to accelerate our sales initiatives. Importantly, this construct allows us to make the vast majority of our sales related expenses variable, as we typically pay commissions only when units are sold.

Expand into new geographies

We intend to expand the international reach of our product and service offerings. With more than 180 million people belonging to gyms globally in 2019, according to IHRSA, we believe there is significant opportunity to grow internationally. For example, we are currently evaluating potential international expansion in the United Kingdom and Canada, although we have not yet made any definitive plans regarding such expansion or the potential timing thereof. We plan to continue to pursue disciplined international expansion by targeting countries with high fitness penetration and spend, as well as the presence of boutique fitness, and where we believe both CLMBR and FORME’s value propositions will resonate.

Increase uptake of add-on services through compelling member experience

We intend to increase uptake of our add-on memberships and services by providing a compelling member experience focused on introducing our members to the variety of services available on our platform and specifically, the value-added benefits of our coaching and personal training offering. We believe our ability to provide service offerings at a number of price points will serve as a valuable lever for growth by increasing overall service revenues over time.

Reduce the cost of personal training and expand addressable market without sacrificing quality

We intend to continue to explore ways to leverage our products, technology, and proprietary trainer education platform to bring the cost of coaching down incrementally, while maintaining an unwavering focus on the quality of the coaching experience we deliver to our members. This strategy is key to our medium- to long-term objectives, as we believe we can expand the addressable market for coaching services by reducing the per session cost and increasing accessibility of expert coaching services through our hardware and mobile experiences.

Build out partnership ecosystem

We intend to continue to build our strategic partner ecosystem with a focus on relationships that enable us to extend our platform to new audiences. We are pursuing opportunities in a number of attractive verticals, including sports, physical therapy and rehabilitation, and telemedicine. We are continuously identifying and evaluating opportunities to apply our coaching know-how in new and innovative ways to expand our reach and impact.

Expand corporate wellness

We intend to expand our recently launched corporate wellness initiative. Historically, corporate wellness programs were generally one-size-fits-all solutions for employees, such as corporate gyms. The rise of the hybrid workforce has made robust corporate wellness both an imperative and a challenge for many companies. We believe our comprehensive product portfolio makes us a better fit for modern corporate wellness programs than many existing alternatives. Our solution enables corporations to provide all of their employees with a coaching platform regardless of whether they work from home, in the office, or both. Our multi-pronged service offering also provides a new level of customization that can be adapted to employees at virtually all levels of tenure.

Factors Affecting Our Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including the following:

•
We have a limited operating history; and our past financial results may not be a reliable indicator of our ability to successfully establish our product and service offerings in the marketplace, or of our future performance, and our revenue growth rate is likely to slow as our business matures.
•
We derive a significant majority of our revenue from sales of our Forme Studio and Forme Lift equipment and if sales of our Forme Studio and Forme Lift equipment decline, it would materially and negatively affect our future revenue and results of operations.
•
Our membership revenue is largely dependent on our ability to sell our Forme Studio equipment and if sales of our Forme Studio equipment decline, our membership revenue would decline, and it would materially and negatively affect our future revenue and results of operations. Similarly, we may be unable to attract and retain members, which could have an adverse effect on our business and rate of growth.
•
If we fail to compete successfully against existing and future competitors, we may fail to obtain a meaningful market share, which in turn would harm our business, financial condition, and results of operations.
•
Increases in component and equipment costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and negatively impact our business, financial condition, and results of operations.
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The sufficiency of our liquidity and capital resources, and our ability to obtain additional funding as needed for our operations and to execute on our strategy.
•
Our ability to execute or realize the anticipated benefits of any strategic acquisition or transaction.

We have experienced, and expect to continue to experience, some disruptions to parts of our supply chain, including procuring necessary components or parts in a timely fashion, with suppliers increasing lead times or placing products on allocation and raising prices. In addition, disruptions to commercial transportation infrastructure have increased delivery times for materials and components or parts of our fitness equipment, and has impacted, and could in the future impact, our ability to timely deliver our products to customers. These supply chain disruptions have not materially affected our business outlook and goals or our operating results, including our sales, revenue, or liquidity or capital resources, and we have not implemented any mitigation efforts to date as a result. However, we cannot predict the impact to us of any future or prolonged supply chain disruptions or any mitigation efforts we may take going forward. For example, as a result of these supply chain disruptions, we may be required to increase customer order lead times and place some products on allocation. In addition, we may consider additional or alternative third-party manufacturing and logistics providers or suppliers. Such mitigation efforts may result in cost increases and any attempts to offset such increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation. Further, if we were to elect to transition or add manufacturing or logistics providers or suppliers, it may result in temporary or additional delays in product delivery or risks related to consistent product quality or reliability. This in turn may limit our ability to fulfill customer orders and we may be unable to satisfy all of the demand for our products. We may in the future also purchase components further in advance, which in return can result in less capital being allocated to other activities such as marketing and other business needs. We cannot quantify the impact of such disruptions at this time or predict the impact of any mitigation efforts we may take in response to supply chain disruptions on our business, financial condition, and results of operations.

In addition, customer demand for our products may be impacted by weak economic conditions, inflation, weak growth, recession, equity market volatility, or other negative economic factors in the United States or other nations. The United States has recently experienced historically high levels of inflation. If the inflation rate continues to increase, it will likely affect our expenses, including, but not limited to, employee compensation expenses, increased manufacturing and supplier costs, and increasing market prices of certain components, parts, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. These components, parts, supplies, and commodities may from time to time become restricted, or general market factors and conditions may affect pricing of such components, parts, supplies and commodities, such as inflation or supply chain constraints. Given our limited operating history, we cannot predict how ongoing or increasing recessionary or inflationary pressures may impact our business, financial condition, and results of operations in the future.

Recent Developments

Equity Line of Credit

On December 12, 2023, the Company entered into that certain common stock purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”) which was declared effective by the SEC on January 19, 2024. Under the terms and subject to the conditions of the Equity Line Purchase Agreement, the Company has the right, but not the obligation, to sell to the Equity Line Investor, and the Equity Line Investor is obligated to purchase, up to the lesser of (a) $20.0 million in aggregate gross purchase price of newly issued shares of Common Stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined in the Equity Line Purchase Agreement) (the “Equity Line Financing”).

Through May 14, 2024, the Company has sold $0.4 million worth of Equity Line Securities.

Series A Preferred Stock Certificate

On January 6, 2024, the Board of Directors of the Company approved the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”). The Series A Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate”). Certain outstanding promissory notes were amended by the Company and existing investors of the Company on January 8, 2024 to allow for the conversion into shares of the Series A Preferred Stock. The Series A Preferred Stock can be issued at any time and, subject to certain exceptions as set forth in the Series A Certificate, any subsequent mandatory or voluntary conversion into shares of Common Stock shall be at a conversion price at least equal to or above the closing price per share of the Common Stock as reported on the Nasdaq Stock Market on the last trading day immediately preceding the date that the Series A Certificate was approved by the Company’s board of directors, subject to customary adjustments for stock splits and combinations.

The Series A Certificate designated 5,000,000 shares of the Company’s preferred stock as Series A Preferred Stock. Subject to certain restrictions as specified in the Series A Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series A Preferred Stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 12 months following the Original Issuance Date (as defined in the Series A Certificate), into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price (as defined in the Series A Certificate) by the Conversion Price (as defined in the Series A Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series A Certificate) all outstanding shares of Series A Preferred Stock will automatically be converted into shares of Common Stock. Dividends will accrue on each share of Series A Preferred Stock at the rate per annum of 8% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series A Certificate. The Series A Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights). The Series A Certificate became effective January 8, 2024.

On April 19, 2024 the Series A Certificate was amended increasing the designated shares from 5,000,000 to 7,000,000.

Series B Preferred Stock Certificate

On January 21, 2024, the Board of Directors of the Company approved the Certificate of Designation of Series B Convertible Preferred Stock (the "Series B Certificate"). The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Convertible Preferred Stock, par value $0.0001 per share ("Series B Preferred Stock"). Subject to certain conversion restrictions as specified in the Series B Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, subject to and upon the receipt of the approval of the stockholders of the Company, and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the $2.00 original issue price (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. In the event that stockholder approval is not obtained, the holders of the Series B Preferred Stock may voluntarily convert the Series B Preferred Stock into Common Stock, provided that in no event shall the number of shares of Common Stock issued upon such voluntary conversion exceed 19.99% of the total number of shares of Common Stock outstanding as of immediately prior to the execution of the Asset Purchase Agreement. The Series B Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and will not be entitled to any dividends. The Series B Certificate became effective February 2, 2024.

Senior Secured Promissory Note

On February 1, 2024, the Company entered into a Senior Secured Convertible Promissory Note (the "Note") with Treadway Holdings LLC, a lender, in the aggregate principal amount of $6.0 million, which is convertible into shares of Common Stock. The Note accrues interest at a rate of 2.0% per month. The maturity date of the Note is December 15, 2024.

Credit Agreement

On February 1, 2024, the Company, entered into a Credit Agreement with Vertical Investors LLC, (the “Lender”) pursuant to which the Company agreed to borrow from the Lender a term loan in the aggregate principal amount of approximately $8 million. The maturity date of the Note is June 28, 2024. On March 29, 2024, the Company and Lender agreed to convert $3.0 million of the loan into equity and reducing the liability. On April 25, 2024, the Credit Agreement was modified and the maturity date extended to December 31, 2024.

CLMBR Acquisition and Series B Preferred Stock Issuance

On February 2, 2024, pursuant to the Asset Purchase Agreement, the Company completed the acquisition of substantially all of the assets and certain liabilities of CLMBR for a total purchase price enterprise value of approximately $15.4 million, consisting of the issuance at closing of shares of Common Stock with a value of $1.5 million, 1,428,922 shares and shares of non-voting Series B preferred stock with a value of $3.0 million, 1,500,000 shares to the equity holders of the Sellers (each of whom is an “accredited investor” as defined in Rule 501 under the Securities Act), the assumption by the Company of $1.5 million of subordinated debt, and the retirement of $9.4 million of senior debt.

Series A Preferred Stock Issuances

On February 15, 2024, the Company issued 2,377,258 shares of Series A Convertible Preferred Stock to four accredited investors, each of whom was an existing investor of the Company, upon the conversion of certain outstanding promissory notes with a then-outstanding aggregate amount of approximately $4.3 million.

On March 29, 2024, the Company issued 2,553,637 shares of Series A Preferred Stock to nine accredited investors upon conversion of liabilities of approximately $4.7 million; 1,500,000 shares issued to Vertical Investors LLC upon the conversion of certain portion of outstanding debt of $3.0 million which was effective April 24, 2024 when the loan modification was signed, 538,039 shares issued to one accredited investor which is an existing investor of the Company upon the conversion of certain outstanding promissory notes with then outstanding balance of approximately $0.8 million, and 515,598 shares issued to seven accredited investors, upon the conversion of certain portion of outstanding accounts payable in the aggregate amount of approximately $0.9 million.

On May 17, 2024, the Company issued 1,153,981 shares of the Company’s Series A Convertible Preferred Stock to three accredited investors, who are an existing investors of the Company, upon the conversion of certain outstanding promissory notes entered into in April 2024 and May 2024 in the aggregate amount of approximately $1.2 million.

On May 17, 2024, the Company issued 155,784 shares of the Company’s Series A Convertible Preferred Stock to one accredited investor, upon the conversion of outstanding accounts payable in the aggregate amount of approximately $0.3 million.

Woodway Distribution Agreement

On February 20, 2024, the Company entered into an Exclusive Distribution Agreement with WOODWAY USA, INC., pursuant to which the Company granted to the Distributor the exclusive right to sell and distribute the Company’s CLMBR product anywhere in the world in the commercial market. The Distribution Agreement has a five year term and is automatically renewable for further five year terms unless the Distributor cancels at least 90 days prior to the expiration of the term. Pursuant to the Distributor Agreement, the Distributor will place an order for 2,150 units of the Company’s CLMBR product. If all units are sold this will generate up to approximately $7 million in net revenue to the Company.

At The Market Offering Agreement

On May 17, 2024 we entered into the At The Market Offering Agreement with H.C. Wainwright & Co., LLC. We have not sold any securities pursuant to the Sales Agreement.

Corporate Information

We were incorporated in Delaware on May 8, 2017. Our principal executive offices are located at 1005 Congress Avenue, Suite 925, Austin, Texas 78701 and our phone number is (512) 885-0035. Our principal website is interactivestrength.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the registration statement of which it forms a part. The inclusion of our website address in this prospectus supplement is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase the securities offered hereby.

THE OFFERING

Securities offered by us	5,681,820 shares of Common Stock.
Common stock to be outstanding after this offering(1)	25,537,683 shares.
Use of Proceeds

We currently intend to use the net proceeds from this offering for general corporate purposes and working capital requirements, which may include, among other things, debt repayments and capital expenditures. However, we will have broad discretion to allocate the net proceeds of this offering. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors

Any investment in the Common Stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol	“TRNR”
Concurrent Private Placement

In a concurrent private placement, we are selling to the purchasers of shares of Common Stock in this offering, Warrants to purchase up to 5,681,8208 shares of Common Stock at an exercise price of $0.176 per share. We will receive proceeds from the Warrants solely to the extent they are exercised for cash. The Warrants and the shares of Common Stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus are not being registered under the Securities Act at this time and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are exercisable following the effective date of stockholder approval (the “Stockholder Approval Date”) of the issuance of the shares of Common Stock underlying the Warrants and will expire five and one-half years from the Stockholder Approval Date. See “Private Placement Transaction.”

(1)
The number of shares of Common Stock to be outstanding after this offering is based on 19,855,863 shares of our Common Stock outstanding as of May 20, 2024, and excludes:
•
3,411,732 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, with a weighted-average exercise price of $2.53 per share;
•
715,659 shares of our common stock reserved for future issuance under our 2023 Stock Incentive Plan (the “2023 Plan”) as of March 31, 2024, as well as automatic increases in the number of shares of our common stock reserved for future issuance pursuant to this plan, plus (x) any shares of our common stock underlying outstanding awards under the 2020 Equity Incentive Plan (the “2020 Plan”) that are subsequently forfeited or terminated before being exercised or becoming vested, not issued because an award is settled in cash, or withheld or reacquired to satisfy the applicable exercise, or purchase price, or a tax withholding obligation, and (y) the number of shares of our common stock which, but for the termination of the 2020 Plan immediately prior to the effective date of the 2023 Plan, were reserved and available for issuance under the 2020 Plan but not at such time issued or subject to outstanding awards under the 2020 Plan;
•
324,045 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan (the “ESPP”), as well as any automatic increases in the number of shares of our common stock reserved for future issuance pursuant to this plan;
•
5,681,820 shares of Common Stock that may be issued upon exercise of the Warrants at an exercise price of $0.176 per share, which shares are subject to stockholder approval; and

•
426,137 shares of Common Stock that may be issued upon exercise of the warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $0.22 per share, which shares are subject to stockholder approval.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants (including the Warrants and placement agent’s warrants).

RISK FACTORS

Investment in any shares of Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Please see the risk factors discussed below and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the accompanying prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

If we fail to meet the continued listing requirements of Nasdaq, it could result in a de-listing of the Common Stock.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “TRNR.” As previously disclosed, on August 22, 2023, we received written notification from the Nasdaq Stock Market (“Nasdaq”) that our stockholders’ equity as reported in our Form 10-Q for the period ended June 30, 2023 did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) for the Nasdaq Global Market. In accordance with the Nasdaq Listing Rules, we submitted a plan to regain compliance and subsequently received an extension from Nasdaq to evidence compliance on or before February 19, 2024. Although on February 29, 2024, Nasdaq notified the Company the compliance plan was accepted and that the Company complied with the Listing Rule 5550(b)(1), the notice disclosed that if the Company failed to evidence compliance upon filing its next periodic report it may be subject to delisting.

On May 20, 2024, the Company filed its Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Q1 2024 10-Q”). The Q1 2024 10-Q reported a stockholders’ deficit of ($2,942,000). Although we believe that the combination of this offering and the conversion of liabilities into shares of Series A Preferred Stock will enable us to again meet Listing Rule 5550(b)(1), there can be no assurance that Nasdaq will not take steps to de-list the Common Stock. If Nasdaq rules that the Company does not meet Listing Rule 5550(b)(1), Nasdaq will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal Nasdaq’s delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful.

On January 26, 2024, the Company received a deficiency letter from Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Common Stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Common Stock, and the Common Stock continues to trade on The Nasdaq Capital Market under the symbol “TRNR” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given an initial 180 calendar days, or until July 24, 2024, to regain compliance with Rule 5550(a)(2). If at any time before July 24, 2024, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation to the Company that the Company has regained compliance with Rule 5550(a) (2).

The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) is scheduled for May 31, 2024. At the Annual Meeting, among other proposals, the Company’s stockholders are being to vote to grant discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-20 up to 1-for-100 (each, a “Reverse Stock Split”). If the Reverse Stock Split proposal is not approved or the Company does implement a Reverse Stock Split such that the Company is able to comply with Rule 5550(a)(2) and the Company is not afforded a second 180 calendar day period to regain compliance, then Nasdaq will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal Nasdaq’s delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful.

There can be no assurance that we will be able to maintain compliance with the other listing requirements. If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price of $0.176 per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $1.13 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of Common Stock or other securities may adversely affect the price of the Common Stock.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. In addition, we are issuing Warrants to purchase 5,681,820 shares of Common Stock in a concurrent private placement. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,”

“continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $750,000, after deducting the Placement Agent fees and the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the Warrants sold in the concurrent private placement. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may never be exercised.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds of this offering for We currently intend to use the net proceeds from this offering for general corporate purposes and working capital requirements, which may include, among other things, debt repayments and capital expenditures. The timing and amount of our actual expenditures will be based on many factors, however, and unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings.

DILUTION

Purchasers of the securities offered by this prospectus supplement will incur immediate and substantial dilution in the net tangible book value per share of the common stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2024. Our net tangible book value as of March 31, 2024 was approximately $(24.6) million, or $(1.27) per share of our Common Stock.

After giving effect to the sale of the shares in this offering at the offering price of $0.176 per share, after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) would have been ($23.9) million or approximately ($0.95) per share of Common Stock, as of March 31, 2024. This represents an immediate increase in net tangible book value of approximately $0.32 per share to existing stockholders and an immediate dilution of approximately $1.13 per share to investors in this offering.

The following table illustrates dilution after giving effect to the sale of 5,681,820 shares of Common Stock by us at the offering price of $0.176 per share, less the Placement Agent fees and estimated offering expenses payable by us.

Offering price per share	$0.176
Net tangible book value (deficit) per share as of March 31, 2024	$(1.27)
Increase in net tangible book value per share attributable to this offering	$0.32
As-adjusted net tangible book value (deficit) per share as of March 31, 2024, after giving effect to this offering	$(0.95)
Dilution in as adjusted net tangible book value per share to investors participating in this offering	$1.13

The number of shares of common stock to be outstanding after this offering is based on 19,433,801 shares of our common stock outstanding as of March 31, 2024, and excludes:

•
3,411,732 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2024, with a weighted-average exercise price of $2.53 per share;
•
715,659 shares of our common stock reserved for future issuance under our 2023 Stock Incentive Plan (the “2023 Plan”) as of March 31, 2024, as well as automatic increases in the number of shares of our common stock reserved for future issuance pursuant to this plan, plus (x) any shares of our common stock underlying outstanding awards under the 2020 Equity Incentive Plan (the “2020 Plan”) that are subsequently forfeited or terminated before being exercised or becoming vested, not issued because an award is settled in cash, or withheld or reacquired to satisfy the applicable exercise, or purchase price, or a tax withholding obligation, and (y) the number of shares of our common stock which, but for the termination of the 2020 Plan immediately prior to the effective date of the 2023 Plan, were reserved and available for issuance under the 2020 Plan but not at such time issued or subject to outstanding awards under the 2020 Plan;
•
324,045 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan (the “ESPP”), as well as any automatic increases in the number of shares of our common stock reserved for future issuance pursuant to this plan;
•
5,681,820 shares of Common Stock that may be issued upon exercise of the Warrants at an exercise price of $0.176 per share, which shares are subject to stockholder approval; and
•
426,137 shares of Common Stock that may be issued upon exercise of the warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $0.22 per share, which shares are subject to stockholder approval.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants and no settlement of the restricted stock units described above. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors” beginning on page S-12 of this prospectus supplement.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 5,681,820 shares of Common Stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $0.176. The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” beginning on page 10 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are selling to purchasers of Common Stock in this offering the Warrants to purchase an aggregate of 5,681,820 shares of Common Stock with an exercise price of $0.176 per share

The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Warrants are exercisable following the effective date of stockholder approval (the “Stockholder Approval Date”) of the issuance of the shares of Common Stock underlying the Warrants and will expire five and one-half years from the Stockholder Approval Date, at which time any unexercised Warrants will expire and cease to be exercisable. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own, at each holder’s choice in excess of either of 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Warrants will have an exercise price of $0.176 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of the Common Stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Resale Registration Rights. We are required to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Warrants by June 19, 2024.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The engagement agreement between us and the Placement Agent, dated May 8, 2024, does not give rise to any commitment by the Placement Agent to purchase any of the securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing the shares of Common Stock offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of Common Stock being offered pursuant to this prospectus supplement on or about May 22, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

Pursuant to our engagement agreement, we have agreed to pay the Placement Agent fees set forth in the table below.

	Per Share	Total
Offering Price	$0.176	$1,000,000.32
Placement Agent Fees(1)	$0.0132	$75,000.02
Proceeds, before expenses, to us	$0.1628	$925,000.30

(1)

 represents a cash fee of 7.5% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering and $30,000 for non-accountable expenses and $15,950 for clearing fees.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $0.1 million.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and
•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. Copies of the securities purchase agree with the purchasers will be included as exhibits to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information; Incorporation by Reference.”

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, warrants to purchase up to 7.5% of the number of shares of Common Stock sold in this offering (or warrants to purchase up to 426,137 shares of Common Stock), at an exercise price of $0.22 per share (which represent 125% of the offering price per share).

The placement agent warrants will be exercisable on the Stockholder Approval Date And will expire five years from the commencement of sales in the offering.

Except as provided above, the placement agent warrants will have substantially the same terms as the warrants issued to the investors in the private placement offering.

Tail Fee

We have also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by Placement Agent during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.

Right of First Refusal

If, from the date hereof until the 12-month anniversary following consummation of this offering, subject to certain exceptions, we or any of our subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Standstill

From the date hereof until thirty (30) days after the after the closing of this offering, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto, other than this prospectus supplement, the filing of a registration statement or any amendment thereto with respect to the shares of Common Stock underlying the Warrant, filing any prospectus supplement or any amendment or supplement thereto with respect to the Sales Agreement (but not any drawdowns thereunder) or filing. In addition, from the date of this prospectus supplement the one (1) year anniversary after the closing of this offering we are prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a variable rate transaction, subject to certain exceptions.

At The Market Offering Agreement

On May 17, 2024, we entered into the At The Market Offering Agreement with the Placement Agent, pursuant to which the Placement Agent may receive compensation. However, as of the date of this prospectus supplement, we have not sold any securities pursuant to the Sales Agreement.

Listing

The Common Stock is traded on the Nasdaq Capital Market under the symbol “TRNR,”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York, 11219 and the telephone number is (800) 937-5449.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The financial statements of Interactive Strength Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to Interactive Strength Inc.'s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of CLMBR, Inc. as of December 31, 2023 and 2022 and for the two years ended December 31, 2023, incorporated by reference into this prospectus supplement, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CLMBR, Inc. to continue as a going concern as described in Note 1 to the financial statements) incorporated by reference into this prospectus supplement, and are included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

PROSPECTUS

INTERACTIVE STRENGTH INC.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $25 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

The aggregate market value of our outstanding common stock held by non-affiliates is $6,778,177 based on 19,803,203 shares of outstanding common stock, of which 4,040,001 are held by affiliates, and a per share price of $0.43 based on the closing sale price of our common stock on March 5, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TRNR”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Interactive Strength,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Interactive Strength, Inc. and its wholly owned operating subsidiaries, Interactive Strength, Limited (UK) and Interactive Strength, Inc. (Taiwan), unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://interactivestrength.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

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Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 1, 2024 and April 26, 2024;
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Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 8, 2024, January 23, 2024, February 1, 2024, February 7, 2024, February 16, 2024, February 26, 2024, April 2, 2024, April 4, 2024, April 18, 2024, April 26, 2024, and April 30, 2024 (in each case, except for information contained therein which is furnished rather than filed; and
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The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 2, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

1005 Congress Avenue, Suite 925

Austin, TX 78701

Telephone: (512) 885-0035

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Business Overview

Interactive Strength Inc. is the parent company of two leading brands serving the commercial and at-home markets with specialty fitness equipment and virtual training: CLMBR and FORME. CLMBR manufactures vertical climbing equipment and provides a unique digital and on-demand training platform. FORME is a hardware manufacturer and digital fitness service provider that combines award-winning smart gyms with live 1:1 personal training (from real humans) to deliver an immersive experience. The combination of technology with expert training leads to better outcomes for both consumers and trainers alike. CLMBR and FORME offer unique fitness solutions for both the commercial and at-home markets.

Key milestones in our growth history include:

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May 2017 – Interactive Strength Inc. founded
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July 2021 – Commenced commercial delivery of FORME Studio (fitness mirror), our first connected fitness hardware product

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July 2022 – Live 1:1 personal training service launched
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August 2022 – Commenced commercial delivery of FORME Studio Lift (fitness mirror and cable-based digital resistance)
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April 2023 – Interactive Strength went public on NASDAQ with ticker TRNR
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February 2024 – Acquired substantially all of the assets of CLMBR, Inc.

Our revenue is primarily generated from the sale of our connected fitness hardware products and associated recurring membership revenue. As we launched our first connected fitness hardware product in July 2021, we began generating revenue from sales of our products starting in the second half of 2021.

During the years ended December 31, 2023 and 2022, we generated total revenue of $1.0 million and $0.7 million, respectively, and incurred net losses of $51.4 million and $58.2 million, respectively. As we generated recurring net losses and negative operating cash flow during the research and development stage of the Forme Studio and Forme Studio Lift products, we have funded our operations primarily with gross proceeds from the sales of our redeemable convertible preferred stock, the sale of our SAFE notes, the issuance of convertible notes, the issuance of promissory notes, and the issuance of common stock.

Business Model and Growth Strategy

Acquire complementary businesses that generate attractive synergies

We acquired CLMBR in February 2024 and believe that there are other compelling businesses to be acquired. We expect that we will be able to acquire revenue-generating businesses, which would generate higher earnings and cashflow through synergies with our existing business. Our team has significant experience in M&A and we are one of the few companies in our industry with a public currency, which we believe makes us an attractive acquiror.

Leverage well established equipment distributors to scale in commercial channels

We have high value partnerships with distributors, including Woodway, to sell CLMBR and FORME products into a variety of commercial environments. These relationships allow us to leverage the sales knowledge, relationships and specialization of third parties to accelerate our sales initiatives. Importantly, this construct allows us to make the vast majority of our sales related expenses variable, as we typically pay commissions only when units are sold.

Expand into new geographies

We intend to expand the international reach of our product and service offerings. With more than 180 million people belonging to gyms globally in 2019, according to IHRSA, we believe there is significant opportunity to grow internationally. For example, we are currently evaluating potential international expansion in the United Kingdom and Canada, although we have not yet made any definitive plans regarding such expansion or the potential timing thereof. We plan to continue to pursue disciplined international expansion by targeting countries with high fitness penetration and spend, as well as the presence of boutique fitness, and where we believe both CLMBR and FORME’s value propositions will resonate.

Increase uptake of add-on services through compelling member experience

We intend to increase uptake of our add-on memberships and services by providing a compelling member experience focused on introducing our members to the variety of services available on our platform and specifically, the value-added benefits of our coaching and personal training offering. We believe our ability to provide service offerings at a number of price points will serve as a valuable lever for growth by increasing overall service revenues over time.

Reduce the cost of personal training and expand addressable market without sacrificing quality

We intend to continue to explore ways to leverage our products, technology, and proprietary trainer education platform to bring the cost of coaching down incrementally, while maintaining an unwavering focus on the quality of the coaching experience we deliver to our members. This strategy is key to our medium- to long-term objectives, as we believe we can expand the addressable market for coaching services by reducing the per session cost and increasing accessibility of expert coaching services through our hardware and mobile experiences.

Build out partnership ecosystem

We intend to continue to build our strategic partner ecosystem with a focus on relationships that enable us to extend our platform to new audiences. We are pursuing opportunities in a number of attractive verticals, including sports, physical therapy and rehabilitation, and telemedicine. We are continuously identifying and evaluating opportunities to apply our coaching know-how in new and innovative ways to expand our reach and impact.

Expand corporate wellness

We intend to expand our recently launched corporate wellness initiative. Historically, corporate wellness programs were generally one-size-fits-all solutions for employees, such as corporate gyms. The rise of the hybrid workforce has made robust corporate wellness both an imperative and a challenge for many companies. We believe our comprehensive product portfolio makes us a better fit for modern corporate wellness programs than many existing alternatives. Our solution enables corporations to provide all of their employees with a coaching platform regardless of whether they work from home, in the office, or both. Our multi-pronged service offering also provides a new level of customization that can be adapted to employees at virtually all levels of tenure.

Factors Affecting Our Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including the following:

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We have a limited operating history; and our past financial results may not be a reliable indicator of our ability to successfully establish our product and service offerings in the marketplace, or of our future performance, and our revenue growth rate is likely to slow as our business matures.
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We derive a significant majority of our revenue from sales of our Forme Studio and Forme Lift equipment and if sales of our Forme Studio and Forme Lift equipment decline, it would materially and negatively affect our future revenue and results of operations.
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Our membership revenue is largely dependent on our ability to sell our Forme Studio equipment and if sales of our Forme Studio equipment decline, our membership revenue would decline, and it would materially and negatively affect our future revenue and results of operations. Similarly, we may be unable to attract and retain members, which could have an adverse effect on our business and rate of growth.
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If we fail to compete successfully against existing and future competitors, we may fail to obtain a meaningful market share, which in turn would harm our business, financial condition, and results of operations.
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Increases in component and equipment costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and negatively impact our business, financial condition, and results of operations.
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The sufficiency of our liquidity and capital resources, and our ability to obtain additional funding as needed for our operations and to execute on our strategy.
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Our ability to execute or realize the anticipated benefits of any strategic acquisition or transaction.

We have experienced, and expect to continue to experience, some disruptions to parts of our supply chain, including procuring necessary components or parts in a timely fashion, with suppliers increasing lead times or placing products on allocation and raising prices. In addition, disruptions to commercial transportation infrastructure have increased delivery times for materials and components or parts of our fitness equipment, and has impacted, and could in the future impact, our ability to timely deliver our products to customers. These supply chain disruptions have not materially affected our business outlook and goals or our operating results, including our sales, revenue, or liquidity or capital resources, and we have not implemented any mitigation efforts to date as a result. However, we cannot predict the impact to us of any future or prolonged supply chain disruptions or any mitigation efforts we may take going forward. For example, as a result of these supply chain disruptions, we may be required to increase customer order lead times and place some products on allocation. In addition, we may consider additional or alternative third-party manufacturing and logistics providers or suppliers. Such mitigation efforts may result in cost increases and any attempts to offset such increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation. Further, if we were to elect to transition or add manufacturing or logistics providers or suppliers, it may result in temporary or additional delays in product delivery or risks related to consistent product quality or reliability. This in turn may limit our ability to fulfill customer orders and we may be unable to satisfy all of the demand for our products. We may in the future also purchase components further in advance, which in return can result in less capital being allocated to other activities such as marketing and other business needs. We cannot quantify the impact of such disruptions at this time or predict the impact of any mitigation efforts we may take in response to supply chain disruptions on our business, financial condition, and results of operations.

In addition, customer demand for our products may be impacted by weak economic conditions, inflation, weak growth, recession, equity market volatility, or other negative economic factors in the United States or other nations. The United States has recently experienced historically high levels of inflation. If the inflation rate continues to increase, it will likely affect our expenses, including, but not limited to, employee compensation expenses, increased manufacturing and supplier costs, and increasing market prices of certain components, parts, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. These components, parts, supplies, and commodities may from time to time become restricted, or general market factors and conditions may affect pricing of such components, parts, supplies and commodities, such as inflation or supply chain constraints. Given our limited operating history, we cannot predict how ongoing or increasing recessionary or inflationary pressures may impact our business, financial condition, and results of operations in the future.

Recent Developments

Equity Line of Credit

On December 12, 2023, the Company entered into that certain common stock purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”) which was declared effective by the SEC on January 19, 2024. Under the terms and subject to the conditions of the Equity Line Purchase Agreement, the Company has the right, but not the obligation, to sell to the Equity Line Investor, and the Equity Line Investor is obligated to purchase, up to the lesser of (a) $20.0 million in aggregate gross purchase price of newly issued shares of common stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined in the Equity Line Purchase Agreement) (the “Equity Line Financing”).

Through April 30, 2024, the Company has sold $0.4 million worth of Equity Line Securities 1,072,538 shares of common stock.

Series A Preferred Stock Certificate

On January 6, 2024, the Board of Directors of the Company approved the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”). The Series A Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate”). Certain outstanding promissory notes were amended by the Company and existing investors of the Company on January 8, 2024 to allow for the conversion into shares of the Series A Preferred Stock. The Series A Preferred Stock can be issued at any time and, subject to certain exceptions as set forth in the Series A Certificate, any subsequent mandatory or voluntary conversion into common stock of the Company, par value $0.0001 per share (“Common Stock”) shall be at a conversion price at least equal to or above the closing price per share of the Common Stock as reported on the Nasdaq Stock Market on the last trading day immediately preceding the date that the Series A Certificate was approved by the Company’s board of directors, subject to customary adjustments for stock splits and combinations.

The Series A Certificate designated 5,000,000 shares of the Company’s preferred stock as Series A Preferred Stock. Subject to certain restrictions as specified in the Series A Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series A Preferred Stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 12 months following the Original Issuance Date (as defined in the Series A Certificate), into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price (as defined in the Series A Certificate) by the Conversion Price (as defined in the Series A Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series A Certificate) all outstanding shares of Series A Preferred Stock will automatically be converted into shares of Common Stock. Dividends will accrue on each share of Series A Preferred Stock at the rate per annum of 8% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series A Certificate. The Series A Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights). The Series A Certificate became effective January 8, 2024.

On April 18, 2024 the Series A Certificate was amended increasing designated shares from 5,000,000 to 7,000,000.

Series B Preferred Stock Certificate

On January 21, 2024, the Board of Directors of the Company approved the Certificate of Designation of Series B Convertible Preferred Stock (the "Series B Certificate"). The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Convertible Preferred Stock, par value $0.0001 per share ("Series B Preferred Stock"). Subject to certain conversion restrictions as specified in the Series B Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, subject to and upon the receipt of the approval of the stockholders of the Company, and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the $2.00 original issue price (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. In the event that stockholder approval is not obtained, the holders of the Series B Preferred Stock may voluntarily convert the Series B Preferred Stock into Common Stock, provided that in no event shall the number of shares of Common Stock issued upon such voluntary conversion exceed 19.99% of the total number of shares of Common Stock outstanding as of immediately prior to the execution of the Asset Purchase Agreement. The Series B Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and will not be entitled to any dividends. The Series B Certificate became effective February 2, 2024.

Senior Secured Promissory Note

On February 1, 2024, the Company entered into a Senior Secured Convertible Promissory Note (the "Note") with Treadway Holdings LLC, a lender, in the aggregate principal amount of $6.0 million, which is convertible into shares of Common Stock. The Note accrues interest at a rate of 2.0% per month. The maturity date of the Note is December 15, 2024.

Credit Agreement

On February 1, 2024, the Company, entered into a Credit Agreement with Vertical Investors LLC, (the “Lender”) pursuant to which the Company agreed to borrow from the Lender a term loan in the aggregate principal amount of approximately $8 million. The maturity date of the Note is June 28, 2024. On March 29, 2024, the Company and Lender agreed to convert $3.0 million of the loan into equity and reducing the liability. On April 25, 2024, the Credit Agreement was modified and the maturity date extended to December 31, 2024.

CLMBR Acquisition and Series B Preferred Stock Issuance

On February 2, 2024, pursuant to the Asset Purchase Agreement, the Company completed the acquisition of substantially all of the assets and certain liabilities of CLMBR for a total purchase price enterprise value of approximately $15.4 million, consisting of the issuance at closing of shares of Common Stock with a value of $1.5 million, 1,428,922 shares and shares of non-voting Series B preferred stock with a value of $3.0 million, 1,500,000 shares to the equity holders of the Sellers (each of whom is an “accredited investor” as defined in Rule 501 under the Securities Act), the assumption by the Company of $1.5 million of subordinated debt, and the retirement of $9.4 million of senior debt.

Series A Preferred Stock Issuances

On February 15, 2024, the Company issued 2,377,258 shares of Series A Convertible Preferred Stock to four accredited investors, each of whom was an existing investor of the Company, upon the conversion of certain outstanding promissory notes with a then-outstanding aggregate amount of approximately $4.3 million.

On March 29, 2024, the Company issued 2,553,637 shares of Series A Preferred Stock to nine accredited investors upon conversion of liabilities of approximately $4.7 million; 1,500,000 shares issued to Vertical Investors LLC upon the conversion of certain portion of outstanding debt of $3.0 million which was effective April 24, 2024 when the loan modification was signed, 538,039 shares issued to one accredited investor which is an existing investor of the Company upon the conversion of certain outstanding promissory notes with then outstanding balance of approximately $0.8 million, and 515,598 shares issued to seven accredited investors, upon the conversion of certain portion of outstanding accounts payable in the aggregate amount of approximately $0.9 million.

Woodway Distribution Agreement

On February 20, 2024, the Company entered into an Exclusive Distribution Agreement with WOODWAY USA, INC., pursuant to which the Company granted to the Distributor the exclusive right to sell and distribute the Company’s CLMBR product anywhere in the world in the commercial market. The Distribution Agreement has a five year term and is automatically renewable for further five year terms unless the Distributor cancels at least 90 days prior to the expiration of the term. Pursuant to the Distributor Agreement, the Distributor will place an order for 2,150 units of the Company’s CLMBR product. If all units are sold this will generate up to approximately $7 million in net revenue to the Company.

Corporate Information

We were incorporated in Delaware on May 8, 2017. Our principal executive offices are located at 1005 Congress Avenue, Suite 925, Austin, Texas 78701 and our phone number is (512) 885-0035. Our principal website is interactivestrength.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part. The inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase the securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and of the Delaware General Corporation Law (“DGCL”). This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL. The information below gives effect to the 1-for-150 reverse stock split effected on December 30, 2022.

General

Our authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value per share and 200,000,000 shares of preferred stock, $0.0001 par value per share. All of our outstanding shares of common stock are fully paid and nonassessable. The Series A Certificate designated 7,000,000 shares of the Company’s preferred stock as Series A Preferred Stock. The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Preferred Stock. The remaining unissued shares of our authorized preferred stock are undesignated.

As of April 30, 2024, there were 19,803,203 shares of common stock issued and outstanding held by approximately 416 holders of record and no shares of preferred stock issued and outstanding.

As of April 30, 2024, there were 4,930,895 shares of Series A Preferred Stock outstanding held by 12 holders.

As of April 30, 2024, there were 1,500,000 shares of Series B Preferred Stock outstanding held by 41 holders.

Voting

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

There are no preemptive, redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control that may otherwise benefit holders of the Common Stock and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.

Series A Convertible Preferred Stock

In January 2024, our board authorized the proposed issuance of shares of non-voting Series A convertible preferred stock. The Series A Certificate designated 5,000,000 share of the Company's preferred stock as Series A Preferred Stock. On April 18, 2024 the Series A Certificate was amended increasing designated shares from 5,000,000 to 7,000,000. The Series A convertible preferred stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share issuance caps, as described below and as set forth in the Series A Certificate. The Series A convertible preferred stock can be issued at any time and any subsequent mandatory or voluntary conversion into common stock shall be at a conversion price at least equal to or above the closing price per share of the Common Stock as reported on Nasdaq on the last trading day immediately preceding the date that the Series A Certificate was approved by our board of directors, subject to customary adjustments for stock splits and combinations. The description of the Series A Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate, which is included as Exhibit 3.3 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

The Series A convertible preferred stock includes the following:

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Subject to certain restrictions specified in the Series A Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, (i) each share of Series A convertible preferred stock is convertible, at the option of the holder, at any time, provided that such conversion occurs at least 12 months following the Original Issuance Date (as defined in the Series A Certificate), into such whole number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price (as defined in the Series A Certificate) by the Conversion Price (as defined in the Series A Certificate) in effect at the time of conversion, and (ii) upon the earliest Mandatory Conversion Time (as defined in the Series A Certificate) all outstanding shares of Series A convertible preferred stock shall automatically be converted into shares of common stock;
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In no event shall any share of Series A convertible preferred stock convert into shares of common stock if the total number of shares of common stock issued would exceed 19.99% of the total number of our shares of common stock outstanding as of immediately prior to the adoption of the Series A Certificate;
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Dividends accrue on each share of Series A convertible preferred stock at the rate per annum of 8% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the Series A Certificate; and
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The Series A convertible preferred stock does not have any voting rights, other than any vote required by law or our certificate of incorporation (which does not currently provide for any such voting rights).

Series B Convertible Preferred Stock

On January 21, 2024, the Board of Directors of the Company approved the Series B Certificate. The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Preferred Stock. Subject to certain conversion restrictions as specified in the Series B Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, subject to and upon the receipt of the approval of the stockholders of the Company, and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the $2.00 original issue price (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. In the event that stockholder approval is not obtained, the holders of the Series B Preferred Stock may voluntarily convert the Series B Preferred Stock into Common Stock, provided that in no event shall the number of shares of Common Stock issued upon such voluntary conversion exceed 19.99% of the total number of shares of Common Stock outstanding as of immediately prior to the execution of the Asset Purchase Agreement. The Series B Preferred Stock does not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and are not entitled to any dividends.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Stock Options

As of April 30, 2024, there were 3,411,732 shares of common stock subject to outstanding options.

Warrants and Convertible Notes

As of April 30, 2024, there were 5,854,035 outstanding warrants.

In November 2023, we issued warrants to purchase shares of common stock to two accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, which warrants expire five years from the date of issuance. The warrants were issued in connection with the issuance by the Company of secured promissory notes to such investors in the aggregate principal amount of approximately $1.9 million, with an original issuance discount of 15%, due November 9, 2024. Interest on the outstanding principal of the notes accrues initially at a rate of 3% per annum, with a step-up interest rate of 8% per annum after January 31, 2024 until maturity. The warrants are not exercisable until May 2024, after which they will become exercisable for such number of shares of common stock equal to the then-outstanding principal amount under the promissory note divided by the Warrant Stock Fair Market Value as defined in the warrant.

In December 2023, in the 3i Note Transaction, we issued a senior unsecured convertible note in the aggregate principal amount of $2.2 million, which is convertible into shares of our common stock, par value $0.0001 per share, and a warrant to purchase an aggregate of 924,480 shares of common stock at an exercise price of $1.25 per share. The senior unsecured convertible note carries an original issue discount of 8.0% and accrues interest at a rate of 7.0% per annum. In connection with the issuance of the senior unsecured convertible note and the warrant, we granted the Note Investor certain registration rights. In April 2024, pursuant to the warrant agreement entered into with 3i in December 2023, the warrant to purchase shares of common stock increased to 2,054,035 following a dilutive issuance whereas the exercise price was reduced to an amount equal to the new issuance price.

On February 1, 2024, the Company issued an aggregate 3,000,000 warrants to purchase shares of common stock to an accredited investor in conjunction with the issuance of its $6.0 million Convertible Note with Treadway Holdings, LLC (the "February 2024 Note"). The Warrants are exercisable for 1,500,000 shares of Common Stock, at a price of $1.25 per share (“Warrant 1”) and $1.75 per share (“Warrant 2” and, together with Warrant 1, the “Warrants”) (the “Exercise Prices”). The Warrants may be exercised during the period commencing February 1, 2024 and ending on February 1, 2034. The Exercise Prices are subject to voluntary adjustments and adjustments upon subdivision or combinations of shares of Common Stock.

Registration Rights

Certain holders of the Common Stock and common stock subject to outstanding warrants, or their transferees, will be entitled to the registration rights set forth below with respect to registration of the resale of such shares under the Securities Act pursuant to the investors’ rights agreement by and among us and certain of our stockholders. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback, and Form S-3 registrations described below, including the legal fees payable to one selling holders’ counsel.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand, piggyback, and Form S-3 registration rights described below will expire upon the earlier of (1) the date that is five years after the completion of this offering and (2) the date that a holder may sell all of their shares in a three-month period under Rule 144 of the Exchange Act, this offering has been closed and such holder holds less than 1% of our outstanding common stock.

Demand Registration Rights

The holders of 11,171,619 shares, common stock issuable upon conversion of outstanding redeemable convertible preferred stock, and common stock subject to outstanding warrants as of December 31, 2022, will be entitled to certain demand registration rights. At any time after March 9, 2027, the holders of a majority of these shares may request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities with an aggregate offering price which exceeds $30 million.

Piggyback Rights

In connection with this offering, the holders of 11,171,619 shares, common stock issuable upon conversion of outstanding redeemable convertible preferred stock, and common stock subject to outstanding warrants as of December 31, 2022 are entitled to their rights to notice of this offering and to include their shares of registrable securities in this offering. In the event that we propose to register any of our securities under the Securities Act in another offering, either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, including a registration statement on Form S-3, other than with respect to a demand registration, a registration statement relating to a business combination or exchange offer or a registration statement relating solely to employee benefit plans, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriter may impose on the number of shares included in the registration, to include their shares in the registration.

S-3 Registration Rights

The holders of 11,358,552 shares, common stock issuable upon conversion of outstanding redeemable convertible preferred stock, and common stock subject to outstanding warrants as of December 31, 2022, will be entitled to certain Form S-3 registration rights. Holders of at least 20% of these shares can make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $3 million.

Equity Line Financing

In December 2023, we entered into the Equity Line Purchase Agreement pursuant to which we have the right, but not the obligation, to sell up to $20.0 million of our common stock to Tumim. In connection with the Equity Line Transaction, we granted Tumim certain registration rights.

Certain Provisions of Our Certificate of Incorporation, Our Bylaws, and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned (a) by persons who are directors and also officers, and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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upon or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder;
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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by the majority of our board of directors, Chairperson of our board of directors or our Chief Executive Officer.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our board of directors is divided into three classes with staggered three-year terms.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of the members of our board of directors then in office, and that our directors may be removed only for cause. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that vacancies occurring on our board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors, even though less than a quorum. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is expressly authorized to adopt, amend, or repeal our bylaws, and require a 66 2/3% stockholder vote to amend our bylaws and certain provisions of our certificate of incorporation.

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Choice of Forum

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine (collectively, the “Delaware Forum Provision”). In addition, our amended and restated certificate of incorporation and our amended and restated bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of this provision is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in our common stock. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the Delaware Forum Provision does not designate the Court of Chancery as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in such instances.

Any person or entity purchasing or otherwise acquiring any interest in our capital stock shall be deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision described above. We have provided disclosure in our filings with the SEC regarding the exclusive forum provisions in our amended and restated certificate of incorporation and our amended and restated bylaws (including that they will not apply to actions brought under the Exchange Act). The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. See “Risk Factors -Our amended and restated certificate of incorporation and amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and provides that federal district courts will be the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain what they believe to be a favorable judicial forum for disputes with us or our directors, officers, or other employees.”

Listing

The Common Stock is listed on the Nasdaq Stock Market under the symbol “TRNR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York, 11219 and the telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
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any limit on the aggregate principal amount of the debt securities;
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whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
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whether the debt securities will be secured or unsecured;
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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
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the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
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whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
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the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
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the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
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if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
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whether the debt securities may be issuable in tranches;
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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into Common Stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
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if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
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any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
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any deletions from, modifications of or additions to the covenants with respect to the debt securities;
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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
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whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

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the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
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we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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a change in the stated maturity date of any payment of principal or interest;
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a reduction in the principal amount of or interest on any debt securities;
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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
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a change in the currency in which any payment on the debt securities is payable;
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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

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waive compliance by us with certain restrictive provisions of the indenture; and
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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

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failure to pay interest on any debt security for 30 days after the payment is due;
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failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
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failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
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certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

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conducting any proceeding for any remedy available to the trustee; or
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exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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the holder has previously given the trustee written notice of a continuing event of default;
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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
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the trustee has not started such proceeding within 60 days after receiving the request; and
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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

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we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable; or
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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

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rights of registration of transfer and exchange, and our right of optional redemption;
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substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
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rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
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the rights, obligations and immunities of the trustee under the indenture; and
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the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

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to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

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payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise);
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the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions;
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rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and
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continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of Common Stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the offering price and aggregate number of warrants offered;
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the currency for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
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the terms of any rights to redeem or call the warrants;
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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreement and warrants may be modified;
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certain United States federal income tax consequences of holding or exercising the warrants;
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the terms of the securities issuable upon exercise of the warrants; and
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any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Common Stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

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the date of determining the stockholders entitled to the rights distribution;
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the aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;
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the exercise price;
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the aggregate number of rights issued;
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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
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the method by which holders of rights will be entitled to exercise;
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the conditions to the completion of the offering;
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the withdrawal, termination and cancellation rights;
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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;
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whether stockholders are entitled to oversubscription right;
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any U.S. federal income tax considerations; and
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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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the title of the series of units;
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identification and description of the separate constituent securities comprising the units;
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the price or prices at which the units will be issued;
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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
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a discussion of certain United States federal income tax considerations applicable to the units; and
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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Interactive Strength Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Interactive Strength Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus by reference to Interactive Strength Inc.'s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of CLMBR, Inc. as of December 31, 2023 and 2022 and for the two years ended December 31, 2023, incorporated by reference into this prospectus, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CLMBR, Inc. to continue as a going concern as described in Note 1 to the financial statements) incorporated by reference into this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

INTERACTIVE STRENGTH INC.

5,681,820 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus is May 20, 2024.